UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2020

LGBTQ LOYALTY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54867	80-0671280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2435 Dixie Highway, Wilton Manors, FL	33305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 947-6133

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement

Auctus Fund, LLC Promissory Note

LGBTQ Loyalty Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”), dated August 11, 2020 and effective August 11, 2020 (the “Issuance Date”), by and between the Company and Auctus Fund, LLC (“Auctus”), pursuant to which Auctus purchased from the Company, for a purchase price of $150,000 (the “Purchase Price”): (i) a Convertible Promissory Note in the principal amount of $150,000.00 (the “Note”); (ii) a common stock purchase warrant permitting Auctus to purchase up to 7,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $0.015 per share (the “Warrant A”); and (iii) a common stock purchase warrant permitting Auctus to purchase up to 7,500,000 shares of the Company’s Common Stock at an exercise price of $0.015 per share (the “Warrant B”) and together with the Warrant A, the “Warrants”, and together with the Note, the “Securities”).

The Note accrues interest at a rate of twenty-four percent (12%) per annum and matures on August 11, 2021 (the “Maturity Date”). If the Company prepays the Note, the Company shall pay all of the principal and interest, together with a prepayment penalty of the maximum amount permitted under law from the due date thereof until the same is paid. The Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, liquidated damages of five percent (5%) of the outstanding amount of the Note per day plus accrued and unpaid interest on the Note, prorated for partial months, will become immediately due and payable in cash or Common Stock at Auctus’ election. Any outstanding obligations owing under the Note which is not paid when due shall bear interest at the rate of twenty four percent (24%) per annum.

The Note is convertible into shares of the Company’s Common Stock, subject to the adjustments described therein. The conversion price (the “Conversion Price”) shall be the “Market Price” which is defined as the volume weighted average price for the Common Stock during the five (5) trading day period ending on the latest complete trading day prior to the conversion date. The conversion price may also be adjusted downward if, within the 3 days following the transmittal of a conversion notice, the Company’s common stock has a closing bid which is equal to or more than 5% less than the conversion price set forth in the conversion notice. Additional discounts to the conversion price and penalties will apply if certain events occur, including failure to timely deliver conversion shares, if conversion shares are not deliverable by DWAC, or if the Company’s stock is subject to a DTC chill. While the Note is outstanding, the Company may not enter into any variable rate debt transactions in an amount greater than $300,000 without the consent of Auctus. For all shares of common stock issuable upon conversion of the Note, Auctus is entitled to “piggy-back” registration rights in connection with any future registration statement the Company may file.

The “Exercise Period” of each Warrant shall be from the date of issuance through the five year anniversary of the date of issuance. Further, in the event that the Market Price is greater than the Exercise Price contained in the Warrant, then the Holder may exercise the Warrant on a cashless basis, as more fully detailed in the Warrant. Moreover, so long as there is no Event of Default under the SPA, the Note or any other Transaction Documents, the Holder shall not, without the Company’s written consent, exercise Warrant B, in whole or in part.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the SPA, the Note, and the Warrants, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the SPA, the Note, and the Warrants, which are attached as Exhibits 10.1, 10.2, 10.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the Securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the Securities by the Company; (d) the Securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the Securities took place directly between the individual and the Company; and (f) the recipient of the Securities is an accredited investor.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Securities Purchase Agreement dated August 11, 2020
10.2	Convertible Note dated August 11, 2020
10.3	Form of Common Stock Purchase Warrant dated August 11, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LGBTQ LOYALTY HOLDINGS, INC.

Date: August 19, 2020	By:	/s/ Robert A. Blair
Robert A. Blair
Chief Executive Officer

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